SENTO ACHIEVES KEY MILESTONE IN ITS COST-SAVING INITIATIVE

WITH ADDITIONAL INVESTMENTS FROM PREFERRED SHAREHOLDERS AND ANNOUNCES CHANGE OF VOTING CONTROL, NASDAQ DELISTING, MOVEMENT OF CORPORATE HEADQUARTERS TO OREM, UTAH AND CONTINUED DELAY IN FILING SEC REPORTS

SALT LAKE CITY, Utah, August 22, 2007 – Sento Corporation (Nasdaq: SNTO), a right-channeling solutions leader, reports the prior investment in last-out loan participation rights making funds available to the Company, completion of a Series C Convertible Preferred Stock Purchase Agreement (“Purchase Agreement”), change of voting control, likely delisting from NASDAQ, the move of its corporate headquarters to Orem, Utah, and continued delay in filing SEC reports.

In June 2007, the unexpected bankruptcy of Amp’d Mobile, a significant client, resulted in a critical cash shortage at the Company. The board of directors considered whether the Company should file for bankruptcy, realizing that such a filing would likely result in no amounts being distributed to the common shareholders of the Company and a severe risk to current customer retention and growth prospects. The board and management worked diligently to seek a better result for the Company and its shareholders and creditors. As a result, the Company has implemented a cost-saving initiative. This initiative includes cuts to non-operational parts of the business as well as the reduction of numerous current and long-term obligations of Sento. Many of these cuts and reductions have already been made, resulting in a leaner operating structure that has positioned the Company to produce positive cash flow in the future. The Company expects this cost-saving initiative to reduce its total annual operating costs by over $3 million.

In addition to this cost-saving initiative, the board and management have increased the financial resources of the Company by negotiating with certain of the Company’s Series B Preferred shareholders (and their affiliates) to make an investment of $450,000 in last-out loan participation rights with Silicon Valley Bank (“SVB”), the financial institution with which Sento has an ongoing line of credit. This resulted in $900,000 in funds being made available to the Company in June under the existing line of credit and the continuation of Company operations. In consideration of the $450,000 investment in June, and as required by Sento’s agreement with Silicon Valley Bank that made the $900,000 available to Sento, Sento agreed to negotiate the sale of an additional class of preferred stock with those investors that would provide majority voting control to such investors and these negotiations have resulted in the transaction described below.

SALE OF SERIES C CONVERTIBLE PREFERRED STOCK,

SECURED NOTES AND CHANGE OF VOTING CONTROL

On August 17, 2007, Sento finalized the Stock Purchase Agreement with three purchasers, each of which is a holder (or an affiliate of a holder) of Sento’s Series B Convertible Participating Preferred Stock and last-out loan participation rights with SVB. Under the terms of the Purchase Agreement, the purchasers paid one dollar per share for an aggregate of 50,000 shares of Series C Convertible Preferred Stock (the “Series C Stock”). Each share of Series C Stock is convertible into one share of Sento’s common stock; however, the Series C Stock votes with the common stock as a single class on all matters and is entitled to that number of votes necessary to constitute 55% of the aggregate voting power at the time of any vote, thus providing the holders thereof voting control. The holders of Series C Stock shall also participate as a single class with the common stock, on an as-converted basis, in the distribution and payment of the assets and funds of the Corporation that remain after satisfaction of debt obligations and liquidating payment obligations on any senior stock (including the previously issued Series B Convertible Preferred Stock). Additionally, the  purchasers loaned  to Sento an  aggregate of $350,000 in connection with the transaction, and Sento issued $350,000 of convertible promissory notes to the purchasers, secured by Sento’s assets (which security is subordinate to SVB’s first-position security interest in those assets). Sento issued additional convertible promissory notes in the approximate aggregate amount of $132,500 to one third-party creditor and to the non-employee members of its board of directors and an advisor to the board (in lieu of cash payments of quarterly board fees in an effort to preserve cash for Company operations) simultaneously and on the same terms with the notes issued to the purchasers. The Company and the holders of all the notes simultaneously executed an Intercreditor and Collateral Agency Agreement that provides for sharing of collateral and collective action for note enforcement if necessary.

The $400,000 of proceeds was used to pay transaction expenses of the purchase. Subject to the satisfaction of certain benchmarks by Sento and such other terms and conditions as may be agreed upon by the purchasers, Sento and SVB, the purchasers of the Series C Stock have agreed to provide from time to time, as may be necessary, possible additional funding to Sento’s existing secured lender (for use by Sento), in the form of the purchase of last-out loan participations or junior secured debt (as may be agreed to in writing by the purchasers and Sento) which the purchasers may elect thereafter to exchange for equity securities to be issued by the Company on terms acceptable to the purchasers.

NASDAQ DELISTING

As terms of the Series C Stock were not approved by Sento’s shareholders, Sento has notified NASDAQ it is in material noncompliance with specific NASDAQ regulations and expects that such will result in an additional basis for the delisting of its common stock from the NASDAQ Capital Market. Sento will attempt to have its common stock quoted for trading in the “over the counter” market used extensively by micro-cap public companies like Sento.

Additionally, on August 16, 2007, Sento received a NASDAQ Staff Determination indicating that the Company has failed to file its Form 10-Q for the fiscal quarter ended June 30, 2007, a requirement for continued listing as set forth in Marketplace Rule 4310(c)(14), and that the Company’s securities are, therefore, subject to delisting from The NASDAQ Capital Market. The Staff Determination informed Sento that this additional failure to file a periodic report would be considered by the NASDAQ Listing Qualifications Panel at the hearing already scheduled for consideration of the Staff Determination related to Sento’s failure to file its annual report on Form 10-K. That hearing is currently scheduled for August 30, 2007.

This proposed delisting should not significantly affect Sento’s long-term plans as the Company pursues a turn-around strategy that includes the possibility of a sale of the Company or substantially all of its assets.

SENTO’S CORPORATE OFFICE MOVES TO OREM, UTAH

Another key component of the Sento cost-saving initiative was completed on August 10, 2007, when the Company moved its corporate headquarters from Salt Lake City, Utah to one of its contact service facilities in Orem, Utah. This move is expected to result in savings to Sento of nearly $30,000 per month. Sento expects to record a non-cash charge of approximately $129,000 in the fiscal quarter ending September 30, 2008, as a result of the closing of the 13,000 sq. ft. Salt Lake City location.

SENTO’S PERIODIC REPORTING

Sento also continues to delay the filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2007 due to its inability to complete payment arrangements satisfactory to its former independent accountants. Without the completion of payment to the former independent accountants the Company is not able to secure the consent of the former independent accountants to use the audit report for the prior fiscal year audits. Sento expects to file its Form 10-K as soon as these payment arrangements are completed. Sento also reports a delay in filing its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, since such should be read in connection with the 10-K that has not yet been filed.

SENTO PROFILE

Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer Choice Platform(SM), we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including McAfee, LensCrafters, Philips, Thomson, and Overstock.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento’s beliefs, expectations, goals, hopes or intentions regarding future events. Words such as “expects,” “intends,” “estimates,” “believes,” “anticipates,” “should” and “likely” also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the bankruptcy or insolvency of, and the Company’s dependence on, its limited number of key clients; the historic volatility of the Company’s stock price; variations in market and economic conditions; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company’s clients resulting in lower revenues for the Company; the Company’s ability to complete negotiations and execute client agreements; risk of equipment failure and/or emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company’s current expectations, are contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

Contact:

Kim A. Cooper, CEO, Sento at 801-431-9200

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